Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS
Company updates 2017 outlook

Seattle, WA - July 27, 2017 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for its second quarter ended June 30, 2017.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

Revenue for the second quarter of 2017 was $87.1 million, compared to $100.2 million in the second quarter of 2016. Net loss for the second quarter of 2017 was $6.8 million, or $0.17 per diluted share, compared to a net loss of $13.1 million, or $0.33 per diluted share in the second quarter of 2016. Non-GAAP net loss was $8.0 million, or $0.20 per diluted share for the second quarter of 2017, compared to non-GAAP net loss of $11.4 million, or $0.29 per diluted share for the same period of 2016.

Overall gross profit margin on a GAAP and non-GAAP basis for the second quarter of 2017 was 33%, compared to 36% for the second quarter of 2016.

Operating expenses for the second quarter of 2017 were $39.8 million, compared to $51.8 million for the second quarter of 2016. Non-GAAP operating expenses for the second quarter of 2017 were $37.5 million, compared to $49.0 million for the second quarter of 2016. Operating expenses for the second quarter of 2017 benefited from increased research and development credits.

As of June 30, 2017, cash, investments and restricted cash totaled $253 million. Working capital at the end of the second quarter was $342 million, compared to $350 million at the end of the first quarter.

“As data continues to expand at an explosive rate, storage is becoming an increasingly key aspect to our strategic growth areas, including modeling and simulation, big data analytics, and artificial intelligence/deep learning,” said Peter Ungaro, president and CEO of Cray. “We recently entered into an agreement to complete an exciting transaction and strategic partnership with Seagate that will strengthen our efforts in this area, broaden our storage portfolio and help us drive new growth in the high-performance storage market. At the same time, our market has continued to experience a prolonged downturn, one which we believe will be temporary, but which drove us to take the difficult step last week to better align our workforce with both the short-term market realities and our long-term business strategies. I want to thank those employees who were personally impacted. I remain positive about the long-term prospects of our business as we remain well positioned to drive growth into the future.”

Outlook
For 2017, while a wide range of results remains possible, Cray expects revenue to be in the range of $400 million for the year. Revenue in the third quarter of 2017 is expected to be approximately $60 million.

GAAP and non-GAAP gross margins for the year are expected to be in the low- to mid-30% range. Non-GAAP operating expenses for 2017, including an estimate for what the impact of the Seagate transaction would be, are expected to be in the range of $190 million. For 2017, GAAP operating expenses are anticipated to be about $24 million higher than non-GAAP operating expenses, driven by stock-based compensation, restructuring, and costs related to the Seagate transaction. GAAP gross profit is expected to be about $1 million lower than non-GAAP gross profit as a result of stock based compensation.

Actual results for any future periods are subject to large fluctuations given the nature of Cray’s business.

Recent Highlights

•
In July, Cray announced it has signed a definitive agreement with Seagate to complete a strategic transaction and enter into a partnership centered around Seagate's ClusterStor high-performance storage business. The agreement also calls for Seagate and Cray to collaborate to incorporate the latest Seagate technology into future ClusterStor and Sonexion products. Cray will continue to support and enhance the ClusterStor product line and to support new and existing customers going forward.

•
In July, Cray announced that it will provide a Urika-GX to the Alan Turing Institute through a collaboration between Cray, Intel and the Institute. The agile analytics platform will enable the development of advanced applications across a number of scientific fields including engineering and technology, defense and security, smart cities, financial services and life sciences.

•
In June, Cray announced the Cray Urika-XC analytics software suite, bringing graph analytics, deep learning, and robust big data analytics tools to the Company's flagship line of Cray XC supercomputers. With the Cray Urika-XC software suite, analytics and Artificial Intelligence (AI) workloads can run alongside scientific modeling and simulations on XC supercomputers.

•
In June, Cray was awarded a contract with the National Institute of Water and Atmospheric Research in New Zealand to provide two Cray XC50 supercomputers and a Cray CS400 cluster supercomputer in a contract valued at more than $18 million.

•
In June, Leidos and Cray announced that the companies signed a strategic alliance agreement to develop, market and sell Multi-Level Security solutions that include the Cray CS series of cluster supercomputers to Federal and commercial customers.

•
In May, Markley and Cray announced a partnership to provide supercomputing as a service solutions that combine the power of Cray supercomputers with the premier hosting capabilities of Markley. Through the partnership, Markley will offer Cray supercomputing technologies, as a hosted offering, and both companies will collaborate to build and develop industry-specific solutions.

•
In May, Cray announced the launch of two new Cray CS-Storm accelerated cluster supercomputers -- the Cray CS-Storm 500GT and the Cray CS-Storm 500NX. Purpose-built for the most demanding AI workloads, the new Cray systems will provide customers with powerful, accelerator-optimized solutions for running machine learning and deep learning applications.

Conference Call Information
Cray will host a conference call today, Thursday, July 27, 2017 at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss its second quarter ended June 30, 2017 financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (855) 894-4205. International callers should dial (765) 889-6838 and use the conference ID #56308197. To listen to the audio webcast, go to the Investors section of the Cray website at www.cray.com/company/investors.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the conference ID #56308197. The conference call replay will be available for 72 hours, beginning at 4:45 p.m. PDT on Thursday, July 27, 2017.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission (“SEC”). A reconciliation of U.S. generally accepted accounting principles, or GAAP, to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures required by GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging more than 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and big data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results, the expected closing of the transaction with Seagate, the expected benefits of the potential transaction and partnership with Seagate, the extent of the collaboration between Seagate and Cray if the transaction closes, the expected financial impact of the transaction with Seagate, Cray's ability to support new and existing customers of CusterStor products, Cray's ability to expand its product offerings and drive growth, Cray’s competitive position in the high end supercomputing market and the timing of a rebound in that market, and its product development, sales and delivery plans. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and estimates as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that Cray will not be able to secure orders for Cray products to be accepted in 2017 or in future years when or at the levels expected, the risk that the segments of the high-end of the supercomputing market that Cray targets do not recover from the current downturn as early or as completely as expected or at all, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered or have technical issues that cannot be corrected within the time for planned acceptances, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that the transaction with Seagate is not closed when expected, or at all, the risk that Cray is not able to realize the expected benefits of the transaction and partnership with Seagate, the risk that Cray is not able to expand and penetrate its addressable market as expected or at all, the risk that Seagate and Cray do not collaborate as extensively as planned if the transaction with Seagate closes, the risk that Cray does achieve the financial results from the transaction with Seagate, the risk that Cray may have lost important talent in its workforce restructuring and that Cray may have a more difficult time retaining and motivating those employees not directly impacted by the restructuring as well as attracting new employees as a result of the restructuring, the risk that government funding for research and development projects is less than expected, the risk that new third-party processors and other components for our systems are not available with the anticipated performance, timing or pricing, the risk that Cray is not able to successfully sell products and services in the big data, artificial intelligence and commercial markets as expected or at all, the risk that the expense to address Cray systems at customer sites that have issues with third party components or with Cray components, is material, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that Cray is not able to achieve anticipated gross margin or expense levels and such other risks as identified in Cray’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, and from time to time in other reports filed by Cray with the SEC. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

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CRAY, URIKA, SONEXION, and the stylized CRAY mark are registered trademarks of Cray Inc. in the United States and other countries, and CS-STORM and the XC and CS families of supercomputers are trademarks of Cray Inc.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Product	$51,531	$68,929	$72,659	$140,339
Service	35,604	31,306	73,507	65,445
Total revenue	87,135	100,235	146,166	205,784
Cost of revenue:
Cost of product revenue	39,515	45,459	54,266	91,637
Cost of service revenue	19,277	18,615	39,748	38,024
Total cost of revenue	58,792	64,074	94,014	129,661
Gross profit	28,343	36,161	52,152	76,123
Operating expenses:
Research and development, net	17,325	27,399	49,965	53,239
Sales and marketing	15,247	15,380	29,900	31,381
General and administrative	7,205	9,019	16,002	16,357
Total operating expenses	39,777	51,798	95,867	100,977
Loss from operations	(11,434)	(15,637)	(43,715)	(24,854)

Other income (expense), net	155	(421)	1,197	(857)
Interest income, net	897	526	1,775	1,110
Loss before income taxes	(10,382)	(15,532)	(40,743)	(24,601)
Income tax benefit	3,542	2,406	14,688	6,462
Net loss	$(6,840)	$(13,126)	$(26,055)	$(18,139)

Basic net loss per common share	$(0.17)	$(0.33)	$(0.65)	$(0.46)
Diluted net loss per common share	$(0.17)	$(0.33)	$(0.65)	$(0.46)

Basic weighted average shares outstanding	40,051	39,768	40,022	39,710
Diluted weighted average shares outstanding	40,051	39,768	40,022	39,710

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share amounts)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$170,950	$222,962
Restricted cash	1,027	—
Short-term investments	79,833	—
Accounts and other receivables, net	75,173	197,941
Inventory	155,840	88,254
Prepaid expenses and other current assets	18,662	20,006
Total current assets	501,485	529,163

Long-term restricted cash	1,030	1,655
Long-term investment in sales-type lease, net	28,111	31,050
Property and equipment, net	36,915	30,620
Service spares, net	2,610	3,023
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	1,347	1,637
Deferred tax assets	100,974	85,613
Other non-current assets	14,096	17,629
TOTAL ASSETS	$700,750	$714,572

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$56,483	$45,504
Accrued payroll and related expenses	12,704	17,199
Other accrued liabilities	4,473	10,303
Deferred revenue	85,365	83,129
Total current liabilities	159,025	156,135

Long-term deferred revenue	25,175	27,258
Other non-current liabilities	13,733	5,703
TOTAL LIABILITIES	197,933	189,096

Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 40,347,022 and 40,757,458 shares, respectively	626,855	622,604
Accumulated other comprehensive income	2,180	2,782
Accumulated deficit	(126,218)	(99,910)
TOTAL SHAREHOLDERS’ EQUITY	502,817	525,476
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$700,750	$714,572

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended June 30, 2017
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(6.8)	$(0.17)	$(11.4)	$28.3	$39.8

Share-based compensation	(1)	2.3		2.3	0.1	2.2
Amortization of acquired and other intangibles	(2)	0.1		0.1		0.1
Income tax on reconciling items	(3)	(1.0)
Other items impacting tax provision	(4)	(2.6)
Total reconciling items		(1.2)	(0.03)	2.4	0.1	2.3

Non-GAAP		$(8.0)	$(0.20)	$(9.0)	$28.4	$37.5

		Three Months Ended June 30, 2016
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(13.1)	$(0.33)	$(15.6)	$36.2	$51.8

Share-based compensation	(1)	2.8		2.8	0.2	2.6
Amortization of acquired and other intangibles	(2)	0.2		0.2		0.2
Income tax on reconciling items	(3)	(1.1)
Other items impacting tax provision	(4)	(0.2)
Total reconciling items		1.7	0.04	3.0	0.2	2.8

Non-GAAP		$(11.4)	$(0.29)	$(12.6)	$36.4	$49.0

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal US tax rate of approximately 38%
(4) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (3) above), related to the utilization or increase of our net operating loss carryforwards. And when applicable, we also adjust for changes in our valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Six Months Ended June 30, 2017
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(26.1)	$(0.65)	$(43.7)	$52.2	$95.9

Share-based compensation	(1)	5.0		5.0	0.2	4.8
Amortization of acquired and other intangibles	(2)	0.3		0.3		0.3
Income tax on reconciling items	(3)	(2.0)
Other items impacting tax provision	(4)	(13.7)
Total reconciling items		(10.4)	(0.26)	5.3	0.2	5.1

Non-GAAP		$(36.5)	$(0.91)	$(38.4)	$52.4	$90.8

		Six Months Ended June 30, 2016
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(18.1)	$(0.46)	$(24.9)	$76.1	$101.0

Share-based compensation	(1)	5.6		5.6	0.3	5.3
Purchase accounting adjustments	(2)	0.1		0.1	0.1
Amortization of acquired and other intangibles	(2)	0.4		0.4		0.4
Income tax on reconciling items	(3)	(2.4)
Other items impacting tax provision	(4)	(2.4)
Total reconciling items		1.3	0.04	6.1	0.4	5.7

Non-GAAP		$(16.8)	$(0.42)	$(18.8)	$76.5	$95.3

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal US tax rate of approximately 38%
(4) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (3) above), related to the utilization or increase of our net operating loss carryforwards. And when applicable, we also adjust for changes in our valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended June 30, 2017
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$12.0	23%	$16.3	46%	$28.3	33%

Share-based compensation	(1)			0.1		0.1
Total reconciling items		—	—%	0.1	—%	0.1	—%

Non-GAAP		$12.0	23%	$16.4	46%	$28.4	33%

		Three Months Ended June 30, 2016
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$23.5	34%	$12.7	41%	$36.2	36%

Share-based compensation	(1)	0.1		0.1		0.2
Total reconciling items		0.1	—%	0.1	—%	0.2	—%

Non-GAAP		$23.6	34%	$12.8	41%	$36.4	36%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Six Months Ended June 30, 2017
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$18.4	25%	$33.8	46%	$52.2	36%

Share-based compensation	(1)	0.1		0.1		0.2
Total reconciling items		0.1	—%	0.1	—%	0.2	—%

Non-GAAP		$18.5	25%	$33.9	46%	$52.4	36%

		Six Months Ended June 30, 2016
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$48.7	35%	$27.4	42%	$76.1	37%

Share-based compensation	(1)	0.2		0.1		0.3
Purchase accounting adjustments	(2)	0.1				0.1
Total reconciling items		0.3	—%	0.1	—%	0.4	—%

Non-GAAP		$49.0	35%	$27.5	42%	$76.5	37%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude acquisition-related charges

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Loss
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended June 30,		Six Months Ended June 30,
		2017	2016	2017	2016
GAAP Net Loss		$(6.8)	$(13.1)	$(26.1)	$(18.1)

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.1	0.2	0.2	0.3
Purchase accounting adjustments	(2)	—	—	—	0.1
Total adjustments impacting gross profit		0.1	0.2	0.2	0.4

Non-GAAP gross margin percentage		33%	36%	36%	37%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	2.2	2.6	4.8	5.3
Amortization of acquired and other intangibles	(2)	0.1	0.2	0.3	0.4
Total adjustments impacting operating expenses		2.3	2.8	5.1	5.7

Non-GAAP adjustments impacting tax provision:
Income tax on reconciling items	(3)	(1.0)	(1.1)	(2.0)	(2.4)
Other items impacting tax provision	(4)	(2.6)	(0.2)	(13.7)	(2.4)
		(3.6)	(1.3)	(15.7)	(4.8)

Non-GAAP Net Loss		$(8.0)	$(11.4)	$(36.5)	$(16.8)

Non-GAAP Diluted Net Loss per common share		$(0.20)	$(0.29)	$(0.91)	$(0.42)

Diluted weighted average shares		40.1	39.8	40.0	39.7

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal US tax rate of approximately 38%
(4) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (3) above), related to the utilization or increase of our net operating loss carryforwards. And when applicable, we also adjust for changes in our valuation allowance held against deferred tax assets